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Exhibit 4.1

PREFERRED STOCK	PREFERRED STOCK
NUMBER	SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA	SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 228903 20 9

THIS CERTIFIES THAT [NAME]

is the record holder of [NUMBER]

FULLY PAID AND NONASSESSABLE SHARES OF 6% CONVERTIBLE
PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF

CRYOLIFE, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
/s/ SUZANNE K. GABBERT Secretary	[SEAL]	/s/ STEVEN G. ANDERSON Chairman and Chief Executive Officer
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
Transfer Agent and Registrar,
By:
Authorized Signature

CRYOLIFE, INC.

        THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, INCLUDING, WITHOUT LIMITATION, A COPY OF THE ARTICLES OF AMENDMENT RELATED THERETO. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.

CONVERSION NOTICE

To:

The undersigned registered owner of the Preferred Stock hereby irrevocably exercises the option to convert the Preferred Stock, or the portion hereof below designated, into shares of Common Stock in accordance with the terms of the Articles of Incorporation, and directs that the shares issuable and deliverable upon such conversion, together with any shares issuable and deliverable or check in payment of any Make-Whole Dividend Payment, if any, and any check in payment for fractional shares and any Preferred Stock representing any unconverted amount of shares hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of the Preferred Stock not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
Signatures(s)
Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Preferred Stock to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Preferred Stock if to be delivered, other than to and in the name of the registered holder:

Number of Shares to be converted (if less than all):
Name
Street Address	Social Security or other Taxpayer Identification Number

City, State and Zip Code

ASSIGNMENT

        For value received,                          hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

the Preferred Stock, and hereby irrevocably constitutes and
appoints

attorney to transfer the said Preferred Stock on the books of the Company with full power of substitution in the premises.

Unless the appropriate box below is checked, the undersigned confirms that such Preferred Stock is not being transferred to the Company or an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

☐
The transferee is an Affiliate of the Company

☐
The transferee is the Company

Dated:
Signatures(s)
Signature Guarantee:

NOTICE: The signature on the conversion notice, or the assignment must correspond with the name as written upon the face of the Preferred Stock in every particular without alteration or enlargement or any change whatever.	Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Preferred Stock to be delivered, other than to and in the name of the registered holder.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common		UNIF GIFT MIN ACT —		Custodian

			(Cust)	(Minor)
TEN ENT — as tenants by the entireties				under Uniform Gifts to Minors
Act
(State)
JT TEN —	as joint tenants with right of survivorship and not as tenants in common
		UNIF TRF MIN ACT —		Custodian (until age )

(Cust)
under Uniform Transfers to Minors
(Minor)
Act
(State)

Additional abbreviations may also be used though not in the above list.

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  Exhibit 4.1
FULLY PAID AND NONASSESSABLE SHARES OF 6% CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF CRYOLIFE, INC.